EXHIBIT 23



               Consent of Independent Certified Public Accountants



We have issued our reports dated February 20, 2003, accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of CareCentric, Inc. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statements of CareCentric, Inc. on Form S-8 (File No. 33-97772, File No. 333-51869, File No. 333-70811, and File No. 333-68132).

/s/ Grant Thornton LLP

Atlanta, Georgia
March 11, 2003




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